As filed with the Securities and Exchange Commission on November 19, 2012
                                                     Registration No. 333-184061

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM S-1/A
                                  Amendment #1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             FREEDOM PETROLEUM INC.
                 (Name of Small Business Issuer in its Charter)

          Nevada                         1311                      45-5440446
(State or Other Jurisdiction   (Primary Standard Industrial      (IRS Employer
     of Organization)             Classification Code)         Identification #)

                                                          Corp 95, LLC.
   6025 South Quebec Street                       2620 Regatta Drive, Suite 102
Suite 100, Centennial, CO, 80111                       Las Vegas, NV, 89128
        1-800-493-0740                                    1-800-859-6696
  (Address and telephone of                  (Name, address and telephone number
registrant's executive office)                       of agent for service)

                  Please send copies of all correspondence to:


                                Scott Olson, Esq.
                                  65 Enterprise
                              Aliso Viejo, CA 92656
                                 (949) 330-6547


Approximate date of proposed sale to the public: After this registration statement becomes effective

If the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller Reporting Company [X]

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
Title of Each Class of                         Proposed Maximum        Proposed Maximum
   Securities to be          Amount to be       Offering Price            Aggregate             Amount of
     Registered               Registered        Per Share (1)(2)        Offering Price      Registration Fee
------------------------------------------------------------------------------------------------------------
Common Stock by Company
par value $0.0001             35,000,000           $0.0015                  $52,500             $6.02 (3)
============================================================================================================

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933.

(3)  Previously paid.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS

                             FREEDOM PETROLEUM INC.

                     UP TO 35,000,000 SHARES OF COMMON STOCK

                                                          Subject to Completion,
                                                  ________________________, 2012

Prior to this registration, there has been no public trading market for the common stock of FREEDOM PETROLEUM INC. ("Freedom", the "Company", "us", "we", "our") and it is not presently traded on any market or securities exchange. We are offering up to 35,000,000 shares of common stock for sale by us to the public.

The offering of up to 35,000,000 shares is a "best efforts" offering, which means that our directors and officers will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.0015 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. This offering will continue for the earlier of: (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 35,000,000 shares registered hereunder have been sold. We may at our discretion extend the offering for an additional 90 days. Proceeds from the sale of the shares will be used to fund the initial stages of our business development and will be immediately available to us as there have been no arrangements to place the funds in escrow. This offering will end no later than 180 days from the offering date. The offering date is the date by which this registration statement becomes effective. This is a direct participation offering since we, and not an underwriter, are offering the stock.

There can be no assurance that all or any shares being offered in this Prospectus are going to be sold and that we will be able to raise any funds from this offering.

Shares Offered                  Price to       Selling Agent        Proceeds to
 by Company                      Public        Commissions          the Company
 ----------                      ------        -----------          -----------
Per Share                       $0.0015       Not applicable          $0.0015
Minimum Purchase                   None       Not applicable      Not applicable
Maximum (35,000,000 shares)     $52,500       Not applicable          $52,500

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved of these securities, endorsed the merits of this offering, or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE. INVESTORS SHOULD BE ABLE TO AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES AND WE SHALL NOT SELL ANY OF THESE SECURITIES IN ANY STATE WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER SUCH STATE'S SECURITIES LAWS.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

               THE DATE OF THIS PROSPECTUS IS ______________, 2012

The following table of contents has been designed to help you find important information contained in this Prospectus. We encourage you to read the entire Prospectus.

                               TABLE OF CONTENTS


                                                                        Page No.
                                                                        --------

SUMMARY OF OUR OFFERING.................................................     3
BUSINESS SUMMARY........................................................     3
SUMMARY OF OUR FINANCIAL INFORMATION....................................     5
RISK FACTORS............................................................     7
USE OF PROCEEDS.........................................................    15
DETERMINATION OF OFFERING PRICE.........................................    15
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES...........................    16
PLAN OF DISTRIBUTION....................................................    17
DESCRIPTION OF SECURITIES...............................................    18
INTEREST OF NAMED EXPERTS AND COUNSEL...................................    19
BUSINESS DESCRIPTION....................................................    20
DESCRIPTION OF PROPERTY.................................................    24
LEGAL PROCEEDINGS.......................................................    27
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS................    27
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS..................................................    28
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE...................................................    32
MANAGEMENT..............................................................    32
CONFLICTS OF INTEREST...................................................    34
COMMITTEES OF THE BOARD OF DIRECTORS....................................    34
EXECUTIVE COMPENSATION..................................................    35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.........................    37
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS....................    38
DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES........................................................    38
REPORTS TO SECURITY HOLDERS.............................................    39
WHERE YOU CAN FIND MORE INFORMATION.....................................    39
STOCK TRANSFER AGENT....................................................    40
FINANCIAL STATEMENTS....................................................   F-1

                               PROSPECTUS SUMMARY

This Prospectus, and any supplement to this Prospectus include "forward-looking statements". To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends", "anticipates", "believes", "estimates", "projects", "forecasts", "expects", "plans" and "proposes". Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" section beginning on Page 10 of this Prospectus and the "Management's Discussion and Analysis of Financial Position and Results of Operations" section elsewhere in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including "Risk Factors" beginning on Page 9, and the financial statements, before making an investment decision

All dollar amounts refer to US dollars unless otherwise indicated.

Unless otherwise noted, All references to "us", "we", "our" relate to Freedom Petroleum Inc., a Nevada corporation.

                                    BUSINESS

We are an exploration stage company, incorporated in the State of Nevada on June 13, 2012, as a for-profit company, and electing a fiscal year end of July 31. Our business office is located at 6025 South Quebec Street, Suite 100, Centennial, CO, 80111 and our registered office is located at 2620 Regatta Drive, Suite 102, Las Vegas, NV, 89128. Our telephone number is 1-800-493-0740. We have reserved a domain main and have a staging site that can be found at www.Freedompetroleum.com.

We plan on engaging in the exploration and development of oil and gas properties. We have acquired 100% of a 624 net acre Bakken shale lease in Lewis and Clark County, Montana, which we plan to explore for oil and gas, subject to overriding royalty of 3.3333%. This property is described in "Description of Property" further in this Prospectus. We have had limited operations and have been issued a "going concern" opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

                                  OUR OFFERING

We have 27,000,000 shares of common stock issued and outstanding. Through this offering we will register 35,000,000 shares of common stock for offering to the public. These shares represent additional common stock to be issued by us. We may endeavor to sell all 35,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.0015 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered
by the Company                        Up to 35,000,000 shares of common stock,
                                      par value $0.0015 offered by us in a
                                      direct offering.

Offering price per share              We are offering up to 35,000,000 shares of
                                      our common stock at $0.0015.

Number of shares outstanding before
the offering of common shares         27,000,000 common shares are currently
                                      issued and outstanding.

Number of shares outstanding after
the offering of common shares         62,000,000 common shares will be issued
                                      and outstanding if we sell all of the
                                      shares that we are offering.

The minimum number of shares to be
sold in this offering                 None.

Market for the common shares          There is no public market for the common
                                      shares.

                                      The offering price for the shares will
                                      remain at $0.0015 per share for the
                                      duration of the offering.

Use of Proceeds                       We will receive all proceeds from the sale
                                      of the common stock and intends to use the proceeds from this offering, to begin implementing the business and marketing plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at
                                      $13,000 are being paid for by us.

Termination of the Offering           This offering will terminate upon the
                                      earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange
                                      Commission, or (ii) the date on which all 35,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. In any event, the offering will end within 180 days of this Registration
                                      Statement being declared effective.

Terms of the Offering                 Nina Bijedic, our officer, will sell the
                                      common stock upon effectiveness of this
                                      registration statement on a
                                      self-underwritten basis.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.

                      SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management's Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

                           STATEMENT OF EXPENSES DATA

                                                Period from
                                               June 13, 2012
                                              (inception) to
                                               July 31, 2012
                                               -------------

                  Revenues                       $      0
                  Total Expenses                 $  8,404
                  Net Loss                       $  8,404
                  Net Loss per share             $   0.00

                               BALANCE SHEET DATA

                                                   As at
                                               July 31, 2012
                                               -------------

                  Working Capital                $  3,756
                  Total Assets                   $ 39,230
                  Total Liabilities              $ 20,474

EMERGING GROWTH COMPANY

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

     a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

     b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

     c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

     d) the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

                                  RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

RISKS ASSOCIATED WITH OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY AND AS A RESULT THERE IS NO ASSURANCE WE CAN OPERATE ON A PROFITABLE BASIS.

We have a limited operating history. Our company's operations will be subject to all the uncertainties arising from the absence of a significant operating history. Potential investors should be aware of the difficulties normally encountered by resource exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of our properties may not result in the discovery of reserves. Problems such as unusual or unexpected formations of rock or land and other conditions are involved in resource exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial reserves, we may decide to abandon our claims and acquire new claims for new exploration or cease operations. The acquisition of additional claims will be dependent upon us possessing capital resources at the time in order to purchase such claims. If no funding is available, we may be forced to abandon our operations. There can be no assurance that we will be able to operate on a profitable basis.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL AND OUR INVESTORS COULD LOSE THEIR INVESTMENT.

We had cash in the amount of $24,230, and liabilities of $20,474 for a working capital of $3,756 as of July 31, 2012. We currently do not generate any revenues from our operations. We have estimated that we require $250,000 to conduct exploration activities on our property and cover legal, audit and G&A costs (banking fees, corporate fees, misc). Even if we are able to sell all of the securities offered by this Prospectus, we would still need to obtain additional financing to undertake our proposed exploration activity. Obtaining additional financing would be subject to a number of factors, including market prices for resources, investor acceptance of our properties and investor sentiment. These factors may negatively affect the timing, amount, terms or conditions of any additional financing available to us. The most likely source of future funds presently available to us is through the sale of equity capital and loans. Any sale of share capital will result in dilution to existing shareholders.

THE OIL AND NATURAL GAS INDUSTRY IS HIGHLY COMPETITIVE AND THERE IS NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN ACQUIRING LEASES.

The oil and natural gas industry is intensely competitive. Although we do not compete with other oil and gas companies for the sale of any oil and gas that we may produce, as there is sufficient demand in the world market for these products, we compete with numerous individuals and companies, including many major oil and natural gas companies which have substantially greater technical, financial and operational resources and staff. Accordingly, there is a high degree of competition for desirable oil and natural gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed.

THERE CAN BE NO ASSURANCE THAT WE WILL DISCOVER OIL OR NATURAL GAS IN ANY COMMERCIAL QUANTITY ON OUR PROPERTIES.

Exploration for economic reserves of oil and natural gas is subject to a number of risks. There is competition for the acquisition of available oil and natural gas properties. Few properties that are explored are ultimately developed into producing oil and/or natural gas wells. If we cannot discover oil or natural gas in any commercial quantity thereon, our business will fail.

EVEN IF WE ARE ABLE TO ENGAGE IN EXPLORATION ON OUR PROPERTY AND ESTABLISH THAT IT CONTAINS OIL OR NATURAL GAS IN COMMERCIALLY EXPLOITABLE QUANTITIES, THE POTENTIAL PROFITABILITY OF OIL AND NATURAL GAS VENTURES DEPENDS UPON FACTORS BEYOND THE CONTROL OF OUR COMPANY.

The potential profitability of oil and natural gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and natural gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls or any combination of these and other factors, and respond to changes in domestic, international, political, social and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. In addition, adverse weather conditions can hinder drilling operations. These changes and events may materially affect our future financial performance. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

In addition, a productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or natural gas from the well. Production from any well may be unmarketable if it is impregnated with water or other deleterious substances. Also, the marketability of oil and natural gas which may be acquired or discovered will be affected by numerous related factors, including the proximity and capacity of oil and natural gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection, all of which could result in greater expenses than revenue generated by the well.

THE MARKETABILITY OF NATURAL RESOURCES WILL BE AFFECTED BY NUMEROUS FACTORS BEYOND OUR CONTROL WHICH MAY RESULT IN US NOT RECEIVING AN ADEQUATE RETURN ON INVESTED CAPITAL TO BE PROFITABLE OR VIABLE.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and natural gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and natural gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

OIL AND NATURAL GAS OPERATIONS ARE SUBJECT TO COMPREHENSIVE REGULATION WHICH MAY CAUSE SUBSTANTIAL DELAYS OR REQUIRE CAPITAL OUTLAYS IN EXCESS OF THOSE ANTICIPATED CAUSING AN ADVERSE EFFECT ON OUR COMPANY.

Oil and natural gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and natural gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages. To date, we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in the future and this may affect our ability to expand or maintain our operations.

EXPLORATION AND PRODUCTION ACTIVITIES ARE SUBJECT TO CERTAIN ENVIRONMENTAL REGULATIONS WHICH MAY PREVENT OR DELAY THE COMMENCEMENT OR CONTINUATION OF OUR OPERATIONS.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuation of a given operation. Specifically, we may be subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

EXPLORATORY DRILLING INVOLVES MANY RISKS AND WE MAY BECOME LIABLE FOR POLLUTION OR OTHER LIABILITIES WHICH MAY HAVE AN ADVERSE EFFECT ON OUR FINANCIAL POSITION.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour natural gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

ANY CHANGE TO GOVERNMENT REGULATION/ADMINISTRATIVE PRACTICES MAY HAVE A NEGATIVE IMPACT ON OUR ABILITY TO OPERATE AND OUR PROFITABILITY.

The business of oil and natural gas exploration and development is subject to substantial regulation under various countries laws relating to the exploration for, and the development, upgrading, marketing, pricing, taxation, and transportation of oil and natural gas and related products and other matters. Amendments to current laws and regulations governing operations and activities of oil and natural gas exploration and development operations could have a material adverse impact on our business. In addition, there can be no assurance that income tax laws, royalty regulations and government incentive programs related to the properties subject to our farm-out agreements and the oil and natural gas industry generally will not be changed in a manner which may adversely affect our progress and cause delays, inability to explore and develop or abandonment of these interests.

Permits, leases, licenses, and approvals are required from a variety of regulatory authorities at various stages of exploration and development. There can be no assurance that the various government permits, leases, licenses and approvals sought will be granted in respect of our activities or, if granted, will not be cancelled or will be renewed upon expiry. There is no assurance that such permits, leases, licenses, and approvals will not contain terms and provisions which may adversely affect our exploration and development activities.

IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

Our success is largely dependent on our ability to hire highly qualified personnel. This is particularly true in highly technical businesses such as resource exploration. These individuals are in high demand and we may not be able to attract the personnel we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. Failure to hire key personnel when needed, or on acceptable terms, would have a significant negative effect on our business.

WE COULD NOT ACT AS THE "OPERATOR" ON OUR PROPERTY, AND SO WE ARE EXPOSED TO THE RISKS OF OUR THIRD-PARTY OPERATORS.

We will be relying on the expertise of contracted third-party oil and gas exploration and development operators and third-party consultants for their judgment, experience and advice. We can give no assurance that these third party operators or consultants will always act in our best interests, and we are exposed as a third party to their operations and actions and advice in those properties and activities in which we are contractually bound.

OUR AUDITORS' REPORTS CONTAIN A STATEMENT THAT OUR NET LOSS AND LIMITED WORKING CAPITAL RAISE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our independent registered public accountants have stated in their report, included in this Prospectus under the heading "Financial Statements" that our significant operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern. We had a net loss of $8,404 for the period ended July 31, 2012. We will be required to raise substantial capital to fund our capital expenditures, working capital and other cash requirements since our current cash assets are exhausted. We are currently searching for sources of additional funding. The successful outcome of future financing activities cannot be determined at this time and there are no assurances that, if achieved, we will have sufficient funds to execute our intended business plan or generate positive operational results.

WE ARE INCURRING INCREASED COSTS AS A RESULT OF BEING A PUBLICLY-TRADED COMPANY.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the Securities and Exchange Commission, have required changes in corporate governance practices of public companies. These new rules and regulations have increased our legal and financial compliance costs and have made some activities more time-consuming and costly. They have also made it more difficult and more expensive for us to obtain director and officer liability insurance, which we currently cannot afford to do. As a result of the new rules, it may become more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur as a result of being a public company or the timing of such costs and/or whether we will be able to raise the funds necessary to meet the cash requirements for these costs.

BECAUSE WE MAY NEVER EARN REVENUES FROM OUR OPERATIONS, OUR BUSINESS MAY FAIL AND THEN INVESTORS MAY LOSE ALL OF THEIR INVESTMENT IN OUR COMPANY.

We have no history of revenues from operations. We have never had significant operations and have no significant assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. We have a limited operating history and are in the exploration stage. The success of our company is significantly dependent on the uncertain events of the discovery and exploitation of oil and gas reserves on our properties or selling the rights to exploit those reserves. If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose all of their investment in our company.

Prior to completion of the exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our property in the future, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our company.

IF WE DO NOT FILE A REGISTRATION STATEMENT ON FORM 8-A TO BECOME A MANDATORY REPORTING COMPANY UNDER SECTION 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934, WE WILL CONTINUE AS A REPORTING COMPANY AND WILL NOT BE SUBJECT TO THE PROXY STATEMENT REQUIREMENTS, AND OUR OFFICERS, DIRECTORS AND 10% STOCKHOLDERS WILL NOT BE REQUIRED TO SUBMIT REPORTS TO THE SEC ON THEIR STOCK OWNERSHIP AND STOCK TRADING ACTIVITY, ALL OF WHICH COULD REDUCE THE VALUE OF YOUR INVESTMENT AND THE AMOUNT OF PUBLICLY AVAILABLE INFORMATION ABOUT US.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through July 31, 2013, including a Form 10-K for the year ended July 31, 2013, assuming this registration statement is declared effective before that date. At or prior to July 31, 2013 we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 2,000 (500 non-accredited) shareholders and total assets of more than $10 million on July 31, 2013. If we do not file a registration statement on Form 8-A at or prior to July 31, 2013, we plan to continue as a reporting company, but will not be subject to the proxy statement requirements of the 1934 Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

RISKS ASSOCIATED WITH OUR COMMON STOCK AND THIS OFFERING

WE DO NOT INTEND TO PAY DIVIDENDS ON ANY INVESTMENT IN THE SHARES OF OUR STOCK.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock's price. This may never happen and investors may lose all of their investment in us.

BECAUSE WE CAN ISSUE ADDITIONAL SHARES OF COMMON STOCK, PURCHASERS OF OUR COMMON STOCK MAY INCUR IMMEDIATE DILUTION AND MAY EXPERIENCE FURTHER DILUTION.

We are authorized to issue up to 100,000,000 shares of common stock, of which 27,000,000 shares are issued and outstanding, and 20,000,000 shares of preferred stock, none of which is issued and outstanding. Our board of directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SECURITIES AND EXCHANGE COMMISSION'S PENNY STOCK REGULATIONS WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

OUR SECURITY HOLDERS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR SECURITIES DUE TO STATE "BLUE SKY" LAWS.

Each state has its own securities laws, often called "blue sky" laws, which (i) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do wish to resell your shares, you will have to locate a buyer and negotiate your own sale. As a result, you may be unable to sell your shares, or you may be forced to sell them at a loss.

We intend to apply to have our common stock quoted on the OTC Bulletin Board. This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market-maker. Despite our best efforts, it may not be able to convince any broker/dealer to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTC Bulletin Board after this registration becomes effective and we have completed our offering. If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA VALUE OF OUR ASSETS.

We have only been recently formed and has only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.0015 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.0015. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if we obtain a listing on any exchange or become quoted on the OTC Bulletin Board.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE IS WILL BE LESS WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN US.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.0015. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.

                              USE OF PROCEEDS TABLE

                                     IF 25% OF        IF 50% OF        IF 75% OF       IF 100% OF
                                    SHARES SOLD      SHARES SOLD      SHARES SOLD      SHARES SOLD
                                    -----------      -----------      -----------      -----------
GROSS PROCEEDS FROM THIS OFFERING     $13,125          $26,250          $39,375          $52,500
                                      =======          =======          =======          =======
LESS: OFFERING EXPENSES
  Accounting fees                       4,000            4,000            4,000            4,000
  Legal fees                            5,000            5,000            5,000            5,000
  G&A                                   4,125           17,250              375           13,500
  TOTAL                               $13,125          $26,250          $ 9,375          $20,000

LESS: EXPLORATION ACTIVITIES          $     0          $     0          $30,000          $30,000


Even if we are able to sell all of the securities being offered in this Prospectus, we will still require approximately $200,000 to cover all of our anticipated expenses over the next 12 months and as of the date of this prospectus we had approximately $1,000 on hand. We believe that we will require approximately $43,500 to cover, accounting, legal and G&A expenses over the next 12 months. Please review our "Management's Discussion and Analysis of Financial Condition and Results of Operation" elsewhere in this Prospectus. Please note that there can be no assurance that we will be able to raise such funds.


If we are only able to sell less than 25% of the securities we are offering, substantially all of the funds raised by this offering will be spent on assuring that we meet our corporate and disclosure obligations so that we remain in good standing with the State of Nevada and maintain our status as a reporting issuer with the SEC.

                         DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined. In determining the initial public offering price of the shares we considered several factors including the following:

     *    our start up status;
     * our new business structure and operations as well as lack of client base;
     * prevailing market conditions, including the history and prospects for our industry;
     *    our future prospects and the experience of our management;
     *    our capital structure;

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The price of the current offering is fixed at $0.0015 per share. This price is greater than the price paid by our two officers and directors for common equity since our inception. Our officers and directors paid $0.001 per share. Our officers and directors paid $0.0005 per share less than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets as of the date of our last audited financial statements. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD


Price per share.................................................... $   0.00150

Net tangible book value per share before offering.................. $   0.00069

Net tangible book value per share after offering
 (if all shares sold).............................................. $   0.00094

Increase to present stockholders in tangible book value
 Per share after offering.......................................... $   0.00025

Net Capital contributions by new stockholders...................... $    52,500

Capital contribution by officers & directors in July 2012.......... $    27,000

Number of shares outstanding before the offering...................  27,000,000

Number of shares after offering held by existing stockholders......  27,000,000

Percentage of ownership after offering (if all shares sold)........        43.7%

DILUTION TO NEW SHAREHOLDERS
                                              Percentage of Shares Sold
                                  25%          50%          75%          100%
                               ---------    ---------    ---------    ---------
Per share offering price       $ 0.00150    $ 0.00150    $ 0.00150    $ 0.00150

Net tangible book value per
Share before offering          $ 0.00069    $ 0.00069    $ 0.00069    $ 0.00069

Net tangible book value per
Share after offering           $ 0.00053    $ 0.00072    $ 0.00085    $ 0.00094

Increase in book value
attributable to new
shareholders                   $(0.00016)   $ 0.00003    $ 0.00016    $ 0.00025

Dilution to new shareholders   $(0.00081)   $(0.00078)   $(0.00065)   $(0.00056)

                                  THE OFFERING

We are registering 35,000,000 shares of our common stock for offer and sale at $0.0015 per share.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority (FINRA) before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the shares being registered herein may become tradable. The stock may be traded or listed only to the extent that there is interest by broker-dealers in acting as a market maker in our stock. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

The price per share will remain at $0.0015 even if we obtain a listing on any exchange or are quoted on the Over-The-Counter (OTC) Bulletin Board, the offering price of $0.0015 will not change for the duration of the offering.

We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

                              PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Nina Bijedic, our officer. Ms. Bijedic will not receive any commissions or other remuneration of any kind in connection with her participation in this offering based either directly or indirectly on transactions in securities.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 35,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

Ms. Bijedic will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

     1. Ms. Bijedic is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;

     2. Ms. Bijedic will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     3. Ms. Bijedic is not, nor will she be at the time of participation in the offering, an associated person of a broker-dealer; and

     4. Ms. Bijedic meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Neither Mr. Hynes, nor Ms. Bijedic, intend to purchase any shares in this offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will not use public solicitation or general advertising in connection with the offering. This offering will continue for the longer of: (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 35,000,000 shares registered hereunder have been sold. We may at our discretion extend the offering for an additional 90 days.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 common shares, $0.0001 par value, of which 27,000,000 are currently issued and outstanding, as well as 20,000,000 shares of preferred stock, $0.0001 par value, of which none are currently issued and outstanding.

COMMON STOCK


As of November 19, 2012, we have 27,000,000 shares of our common stock outstanding. We do not have any outstanding warrants, options, or other convertible securities. Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

VOTING RIGHTS

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

PREFERRED STOCK

We are authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock. We have no shares of preferred stock outstanding. Under our Articles of Incorporation, the Board of Directors has the power, without further action by the holders of the common stock, to determine the relative rights, preferences, privileges and restrictions of the preferred stock, and to issue the preferred stock in one or more series as determined by the Board of Directors. The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock.

DIVIDEND POLICY


Holders of our common stock are entitled to dividends if declared by the Board of Directors out of funds legally available for dividends. Since our inception to November 19, 2012 no dividends have been declared.


We do not intend to issue any cash dividends in the future. We intend to retain earnings, if any, to finance the development and expansion of our business. However, it is possible that management may decide to declare a stock dividend in the future. Our future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Scott Olson, Esq., of 65 Enterprise, Aliso Viejo, CA, 92656 has passed upon certain legal matters in connection with the validity of the issuance of the shares of our common stock.

Silberstein Ungar, PLLC of 30600 Telegraph Road, Suite 2175, Bingham Farms, MI 48025 have audited our Financial Statements for the period from June 13, 2012 (date of inception) through July 31, 2012 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit (inception date June 13, 2012 through July 31, 2012)

                              BUSINESS DESCRIPTION
OVERVIEW

We are an exploration stage company, incorporated in the State of Nevada on June 13, 2012, as a for-profit company, and electing a fiscal year end of July 31. Our business office is located at 6025 South Quebec Street, Suite 100, Centennial, CO, 80111 and our registered office is located at 2620 Regatta Drive, Suite 102, Las Vegas, NV, 89128. Our telephone number is 1-800-493-0740. We have reserved a domain main and have a staging site that can be found at www.Freedompetroleum.com.

We plan on engaging in the exploration and development of oil and gas properties. We have acquired 100%, subject to an overriding royalty of 3.3333% of 8/8ths of all the oil, gas and other hydrocarbons produced, saved and marketed, of a 624 net acre Bakken shale lease in Lewis and Clark County, Montana, which we plan to explore for oil and gas. This property is described in "Description of Business" further in this Prospectus and is otherwise known as the Bear River Prospect. We have had limited operations and have been issued a "going concern" opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations. We anticipate conducting exploration activity on this property to ascertain whether production of oil and gas will be financially feasible given the current market for these commodities. If our exploration activity results in a positive outlook for the commercialization of the property, we anticipate on exercising the option on the property and begin production. However, there can be no assurance that we will raise sufficient funds to complete the type of exploration activity which will be necessary and then begin production.

We have had limited operations and have been issued a "going concern" opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations. We will need to raise $210,500 through the sale of our common stock, in addition to the proceeds of this offering, in order to implement our business plan for the upcoming 12 months. Our initial exploration plan calls for $30,000. If the initial exploration is successful, we plan to undertake a second phase of exploration. We anticipate that the second phase of exploration will cost approximately $150,000 and we will need to raise additional capital in order to carry out this activity. There can be no assurance that the initial stage of exploration activity will provide positive results or that we will be able to raise the capital required to undertake the planned second stage. Since our inception in June 2012, we have been involved primarily in organizational and acquisition activities. We have raised some initial capital, acquired an option on the Bear River Prospect property, developed a short-term and long term corporate strategy and retained experts in law and accounting. We anticipate undertaking exploration activity on the Bear River Prospect by spring of 2013.

Our short term business strategy is to conduct exploration activities on the Bear River Prospect, laid out in more detail in the "Description of Property" section of this Prospectus and raise sufficient capital to carry out these activities. If achieve positive results during our exploration activities, we believe we will be able to either develop the Bear River Prospect to the point of production or transfer our rights in the property at a profit.

Our long term strategy calls for the acquisition of additional property rights throughout North America and the undertaking of exploration activities on those properties. Both our short term and long term strategies are dependent on the ability to raise further capital and there can be no assurance that we will be able to raise such capital.

MARKETS

The availability of a ready market and the prices obtained for produced oil and gas depends on many factors, including the extent of domestic production and imports of oil and gas, the proximity and capacity of natural gas pipelines and other transportation facilities, fluctuating demand for oil and gas, the marketing of competitive fuels, and the effects of governmental regulation of oil and gas production and sales. A ready domestic market for oil and gas exists because of the presence of pipelines to transport oil and gas. The existence of an international market exists depends upon the presence of international delivery systems and political and pricing factors.

If we are successful in producing oil and gas in the future, the target customers for our oil and gas are expected to be refiners, remarketers and third party intermediaries, who either have, or have access to, consumer delivery systems. We intend to sell our oil and gas under both short-term (less than one year) and long-term (one year or more) agreements at prices negotiated with third parties. Typically either the entire contract (in the case of short-term contracts) or the price provisions of the contract (in the case of long-term contracts) are renegotiated at intervals ranging in frequency from daily to annually.

We have not yet adopted any specific sales and marketing plans. However, as we purchase future properties, the need to hire marketing personnel will be addressed.

COMPETITION

The oil and gas industry is highly competitive. We are a new exploration stage company and have a weak competitive position in the industry. We compete with junior and senior oil and gas companies, independent producers and institutional and individual investors who are actively seeking to acquire oil and gas properties throughout the world together with the equipment, labor and materials required to operate on those properties. Competition for the acquisition of oil and gas interests is intense with many oil and gas leases or concessions available in a competitive bidding process in which we may lack the technological information or expertise available to other bidders.

Many of the oil and gas companies with which we compete for financing and for the acquisition of oil and gas properties have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquiring oil and gas interests of merit or on exploring or developing their oil and gas properties. This advantage could enable our competitors to acquire oil and gas properties of greater quality and interest to prospective investors who may choose to finance their additional exploration and development. Such competition could adversely impact our ability to attain the financing necessary for us to acquire further oil and gas interests or explore and develop our current or future oil and gas properties.

We also compete with other junior oil and gas companies for financing from a limited number of investors that are prepared to invest in such companies. The presence of competing junior oil and gas companies may impact our ability to raise additional capital in order to fund our acquisition or exploration programs if investors perceive that investments in our competitors are more attractive based on the merit of their oil and gas properties or the price of the investment opportunity. In addition, we compete with both junior and senior oil and gas companies for available resources, including, but not limited to, professional geologists, land specialists, engineers, camp staff, helicopters, float planes, oil and gas exploration supplies and drill rigs.

General competitive conditions may be substantially affected by various forms of energy legislation and/or regulation introduced from time to time by the governments of the United States and other countries, as well as factors beyond our control, including international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources.

In the face of competition, we may not be successful in acquiring, exploring or developing profitable oil and gas properties or interests, and we cannot give any assurance that suitable oil and gas properties or interests will be available for our acquisition, exploration or development. Despite this, we hope to compete successfully in the oil and gas industry by:

     *    keeping our costs low;
     *    relying on the strength of our management's contacts; and
     * using our size and experience to our advantage by adapting quickly to changing market conditions or responding swiftly to potential opportunities.

GOVERNMENTAL REGULATIONS AND ENVIRONMENTAL COMPLIANCE

GENERAL. Our exploration activities are subject to federal, state and local laws and regulations governing exploration, environmental matters, occupational health and safety, taxes, labor standards and other matters. All material licenses, permits and other authorizations currently required for our operations have been obtained or timely applied for. Compliance is often burdensome, and failure to comply carries substantial penalties. The regulatory burden on the oil and gas industry increases the cost of doing business and affects profitability.

ENVIRONMENTAL MATTERS. Our operations are subject to numerous laws relating to environmental protection. These laws impose substantial penalties for any pollution resulting from our operations. We believe that our operations substantially comply with applicable environmental laws.

SOLID WASTE. Our operations require the disposal of both hazardous and nonhazardous solid wastes that are subject to the requirements of the Federal Resource Conservation and Recovery Act (RCRA) and comparable state statutes. In addition, the EPA and certain states in which we currently operate are presently in the process of developing stricter disposal standards for nonhazardous waste. Changes in these standards may result in our incurring additional expenditures or operating expenses.

HAZARDOUS SUBSTANCES. The Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), also known as the "Superfund" law, imposes liability, without regard to fault or the legality of the original conduct, on some classes of persons that are considered to have contributed to the release of a "hazardous substance" into the environment. These persons include but are not limited to the owner or operator of the site or sites where the release occurred or was threatened and companies that disposed or arranged for the disposal of the hazardous substances found at the site. Persons responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances and for damages to natural resources. Despite the RCRA exemption that encompasses wastes directly associated with crude oil and gas production and the "petroleum exclusion" of CERCLA, we may generate or arrange for the disposal of "hazardous substances" within the meaning of CERCLA or comparable state statutes in the course of our ordinary operations. Thus, we may be responsible under CERCLA (or the state equivalents) for costs required to clean up sites where the release of a "hazardous substance" has occurred. Also, it is not uncommon for neighboring landowners and other third parties to file claims for cleanup costs as well as personal injury and property damage allegedly caused by the hazardous substances released into the environment. Thus, we may be subject to cost recovery and to some other claims as a result of our operations.

AIR. Our operations are also subject to regulation of air emissions under the Clean Air Act, comparable state and local requirements and the OCSLA. The scheduled implementation of these laws could lead to the imposition of new air pollution control requirements on our operations. Therefore, we may incur future capital expenditures to upgrade our air pollution control equipment. We do not believe that our operations would be materially affected by these requirements, nor do we expect the requirements to be any more burdensome to us than to other companies our size involved in exploration and production activities.

WATER. The Clean Water Act prohibits any discharge into waters of the United States except in strict conformance with permits issued by federal and state agencies. Failure to comply with the ongoing requirements of these laws or inadequate cooperation during a spill event may subject a responsible party to civil or criminal enforcement actions. Similarly, the Oil Pollution Act of 1990 imposes liability on "responsible parties" for the discharge or substantial threat of discharge of oil into navigable waters or adjoining shorelines. A "responsible party" includes the owner or operator of a facility or vessel, or the lessee or permittee of the area in which a facility is located. The Oil Pollution Act assigns liability to each responsible party for oil removal costs and a variety of public and private damages. While liability limits apply in some circumstances, a party cannot take advantage of liability limits if the spill was caused by gross negligence or willful misconduct, or resulted from violation of a federal safety, construction or operating regulation. If the party fails to report a spill or to cooperate fully in the cleanup, liability limits likewise do not apply. Even if applicable, the liability limits for offshore facilities require the responsible party to pay all removal costs, plus up to $75 million in other damages. Few defenses exist to the liability imposed by the Oil Pollution Act.

The Oil Pollution Act also requires a responsible party to submit proof of its financial responsibility to cover environmental cleanup and restoration costs that could be incurred in connection with an oil spill. The Oil Pollution Act requires parties responsible for offshore facilities to provide financial assurance in amounts that vary from $35 million to $150 million depending on a company's calculation of its "worst case" oil spill.

SAFETY AND HEALTH REGULATIONS. We are also subject to laws and regulations concerning occupational safety and health. We do not currently anticipate making substantial expenditures because of occupational safety and health laws and regulations. We cannot predict how or when these laws may be changed, or the ultimate cost of compliance with any future changes. However, we do not believe that any action taken will affect us in a way that materially differs from the way it would affect other companies in our industry.

INTELLECTUAL PROPERTY

We do not currently hold rights to any intellectual property and have not filed for copyright or trademark protection for our name or services. We own the rights to our website: www.freedompetroleum.com.

RESEARCH AND DEVELOPMENT

Since our inception to the date of this Prospectus, we have not spent any money on research and development activities.

REPORTS TO SECURITY HOLDERS

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

                             DESCRIPTION OF PROPERTY

We have acquired 100%, subject to an overriding royalty of 3.3333% of 8/8ths of all the oil, gas and other hydrocarbons produced, saved and marketed, of a 624 net acre Bakken shale lease in Lewis and Clark County, Montana, known as the Bear River Prospect. The Bear River Prospect is specifically at Township 15 North, Range 4 West and is legally described as Section 32: Lots 1 through 8, E2.

We also have an office at 6025 South Quebec Street, Suite 100, Centennial, CO, 80111, which measures approximately 200 square feet and costs us $300 a month.

OWNERSHIP

On July 23, 2012 we entered into, and on August 2, 2012 we closed on a Lease Purchase Agreement with Summit West Oil, LLC pursuant to which we acquired the Bear River Prospect for $15,000. The lease is subject to a 3.3333% royalty owed to Summit West Oil, LLC, as well as a 16.67% royalty owed to the government of Montana over all oil and gas produced from the property. A copy of the Lease Purchase Agreement, with the original lease from the government of Montana attached as a Schedule, is filed herewith as Exhibit 10.1.

The lease is for a ten year term with a commencement date of June 5, 2012. The ability to renew the lease is to be renegotiated before or upon termination if Freedom Petroleum Inc. should choose to renew the leasing rights. The lease is extended automatically upon the ignition of oil or gas production from the property.

LOCATION

The Bear River opportunity is located in an area of the Alberta Bakken Fairway in Section 32 - Township 15 North - Range 4 West, Lewis & Clark County, Montana. It is where the western edge of the Bakken Fairway plunges into contact with the tectonically heated Thrust Zone and where our management believes, the resulting thermal maturity of the Bakken offers high potential for oil production.

                          [MAPS SHOWING CLAIM LOCATION]








GEOLOGY

The Bakken shale in the Bear River Prospect area is considered mature in geological terms. The vitreonix isopach demonstrates that the Bear River Prospect is well within the window of maturity, having an Ro between .75-1.0 regionally. The resistivity of the offsetting wells exceeds 400 ohms.

The Bakken development is considered simple and basic. A large blanket deposit covering hundreds of square miles is present and is currently being developed by approximately 200 drilling rigs in the Williston Basin. Our management believes that the western Bakken is very similar. Resistivity on logs and regional isopach maps of Bakken maturity guides the site selection for development. We believe that the Bear River Prospect is well within the maturity window.

EXPLORATION PROGRAM

In order to advance our property to a stage that would make the property of interest for a farm-in opportunity we will need to undertake the early stages of exploration ourselves. Our holdings do not currently have a resource. Our initial work plan for the first year will include a detailed review of all publicly available data and prepare for two drilling locations. In particular, the review will include a detailed assessment of publicly available drilling information to help us assess whether our properties may contain the type of formations that typically host crude oil in Montana. The review will also help to determine which other oil companies are exploring or drilling in our area in order to help us assess the possibility of approaching those companies for potential farm-in opportunities.

In addition to reviewing publicly available information we intend to conduct seismology studies to best make further determinations of geological potential. Seismology is a geophysical method of determining geologic structure by means of prospector-induced elastic waves. In exploration seismology, artificial sources are used that have periods of tenths of a second and tens of meters of resolution.

The seismic method as applied to exploration of oil and gas involves field acquisition, data processing, and geologic interpretation. Seismic field acquisition requires placement of acoustic receivers (geophones) on the surface. The end result of seismic data processing is the production of a subsurface profile similar to a geologic cross section. It is commonly plotted in a time scale, but it is also possible to plot it in depth. These time or depth profiles are used for geologic interpretation. Geologic interpretation of seismic data has two key components, structural and stratigraphic. Structural interpretation of seismic data involves mapping of the geologic relief of different subsurface strata by using seismic data as well as information from boreholes and outcrops. Stratigraphic interpretation looks at attributes within a common stratum and interprets changes to infer varying reservoir conditions such as lithology, porosity, and fluid content.

Based on the results of the planned work program the next step in the exploration process will likely be to approach oil companies in the area to discuss farm-in opportunities or to raise additional funds in order to drill a well.

We believe our initial exploration program will cost approximately $30,000 to complete. The breakdown for the program is as follows:

                                     PHASE 1

               Exploration                                               Cost
               -----------                                             ---------

Drillings Permits & Location Surveys [2 x $3,500]                      $  7,000
Geological Field Mapping - 2 Geologists @ $1,600/day X 5 days          $  8,000
Well Site Location & Environmental Study                               $  7,500
Initial Engineering & Drilling Program, AFE's                          $  3,000
Travel & Lodging                                                       $  2,500
Administrative & Communications                                        $  2,000
                                                                       --------
TOTAL                                                                  $ 30,000
                                                                       ========

If this initial phase provides us with positive results, we will undertake a second phase of exploration in an attempt to delineate an oil and gas reserve on our property. This second phase will cost approximately $150,000 and we will need additional capital in order to carry out this plan. The proposed second step of exploration on the Bear River Prospect is as follows:

                                     PHASE 2

               Exploration                                               Cost
               -----------                                             ---------

3D Seismic Line Over Prospect Area                                     $ 75,000
Reclamation Bond for Drilling Operations                               $ 25,000
Location idrt work, Contractor, Site Preparation                       $ 15,000
Drilling Contractor Deposit                                            $ 20,000
Project Administration                                                 $ 10,000
Third Party Services, Deposits For Other Drilling Services             $  5,000
                                                                       --------
TOTAL                                                                  $150,000
                                                                       ========

We have not recognized any revenue from our oil and gas project and do not expect to generate any revenue for at least 12 months. Our property does not contain any known reserves or resources of oil or gas.

                                LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which our director, officer, or affiliate, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is not traded on any exchange. We intend to apply to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC

Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

HOLDERS

As of the date of this Prospectus there were 2 holders of record of our common stock.

DIVIDENDS

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

EQUITY COMPENSATION PLANS

As of the date of this Prospectus we did not have any equity compensation plans.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:
"believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to "common shares" refer to the common shares in our capital stock.

RESULTS OF OPERATIONS


We did not earn any revenues from our incorporation on June 13, 2012 to July 31, 2012. We incurred operating expenses in the amount of $8,404 for the period from our inception on June 13, 2012 through July 31, 2012. These operating expenses were comprised of $3,354 in general and administrative expenses, $4,250 in professional fees and $800 in website design. On August 12, 2012 we spent $15,000 of the funds we had on hand for the acquisition of the Bear River Prospect.

LIQUIDITY AND CAPITAL RESOURCES

As of July 31, 2012, our current assets were $24,230 and our liabilities were $20,474, which resulting in working capital of $3,756. As of July 31, 2012, our total assets were comprised of $24,230 in cash and $15,000 in unproved oil and gas properties for a total of $39,230. Our $20,474 in liabilities included $19,650 in accounts payable and $824 due to our management. During the period from June 13, 2012 to July 31, 2012 we spent $15,000 on investing activities through the purchase of the Bear River Prospect, received $27,160 from financing activities through the sale of securities to our management and received cash of $12,070 as a result of an increase in accounts payable and minimal expenses due to the short reporting period.

During this period we also experienced a $24,230 increase in net cash on hand. This was due to the fact that we were only incorporated on June 13, 2012 and have done little but raise financing and acquire our oil and gas exploration property during the period from June 13, 2012 to July 31, 2012.


We have not attained profitable operations and are dependent upon obtaining financing to continue with our business plan.


PLAN OF OPERATION

We anticipate that we will meet our ongoing cash requirements through equity or debt financing. We estimate that our expenses over the next 12 months will be approximately $253,500 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

                                              Estimated            Estimated
      Description                          Completion Date          Expenses
      -----------                          ---------------          --------

Legal and accounting fees                      12 months            $ 30,000
Exploration Expenses                           12 months            $180,000
General and administrative expenses            12 months            $ 13,500
Acquisition of Additional Properties           12 months            $ 30,000
                                                                    --------
TOTAL                                                               $253,500
                                                                    ========

We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements. We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the full $253,500 to implement our business plan as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC, which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on exploration activities on our property. We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

OFF-BALANCE SHEET ARRANGEMENTS

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

INFLATION

The effect of inflation on our revenues and operating results has not been significant.

CRITICAL ACCOUNTING POLICIES

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in the notes to our financial statements for the period from June 13, 2012 to July 31, 2012. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, COMPENSATION - STOCK COMPENSATION which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered. There has been no stock-based compensation issued to employees.

The Company follows ASC Topic 505-50, formerly EITF 96-18, "ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING GOODS AND SERVICES," for stock options and warrants issued to consultants and other non-employees. In accordance with ASC Topic 505-50, these stock options and warrants issued as compensation for services provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair market value of the option or warrant, whichever can be more clearly determined. There has been no stock-based compensation issued to non-employees.

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE

Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of July 31, 2012.

OIL AND GAS PROPERTIES

We use the full cost method of accounting for oil and natural gas properties. Under this method, all acquisition, exploration and development costs, including certain payroll, asset retirement costs, other internal costs, and interest incurred for the purpose of finding oil and natural gas reserves, are capitalized. Internal costs that are capitalized are directly attributable to acquisition, exploration and development activities and do not include costs related to production, general corporate overhead or similar activities. Costs associated with production and general corporate activities are expensed in the period incurred. Proceeds from the sale of oil and natural gas properties are applied to reduce the capitalized costs of oil and natural gas properties unless the sale would significantly alter the relationship between capitalized costs and proved reserves, in which case a gain or loss is recognized.

Capitalized costs associated with impaired properties and capitalized costs related to properties having proved reserves, plus the estimated future development costs, and asset retirement costs under ASC 410 "Asset Retirement and Environmental Obligations", are amortized using the unit-of-production method based on proved reserves. Capitalized costs of oil and natural gas properties, net of accumulated amortization and deferred income taxes, are limited to the total of estimated future net cash flows from proved oil and natural gas reserves, discounted at ten percent, plus the cost of unevaluated properties.

There are many factors, including global events that may influence the production, processing, marketing and price of oil and natural gas. A reduction in the valuation of oil and natural gas properties resulting from declining prices or production could adversely impact depletion rates and capitalized cost limitations. Capitalized costs associated with properties that have not been evaluated through drilling or seismic analysis, including exploration wells in progress at July 31, 2012, are excluded from the unit-of-production amortization. Exclusions are adjusted annually based on drilling results and interpretative analysis.

Sales of oil and natural gas properties are accounted for as adjustments to the net full cost pool with no gain or loss recognized, unless the adjustment would significantly alter the relationship between capitalized costs and proved reserves. If it is determined that the relationship is significantly altered, the corresponding gain or loss will be recognized in the statements of operations.

Costs of oil and gas properties are amortized using the units of production method.

CEILING TEST: Under the full-cost method of accounting, the net book value of oil and gas properties, less related deferred income taxes, may not exceed a calculated "ceiling." The ceiling limitation is the estimated after-tax future net cash flows from proved oil and gas reserves, discounted at 10 percent per annum and adjusted for cash flow hedges. Estimated future net cash flows exclude future cash outflows associated with settling accrued asset retirement obligations. The Company has adopted U.S. Securities and Exchange Commission ("SEC") Release 33-8995 and the amendments to ASC 932, "Extractive Industries -- Oil and Gas" (the Modernization Rules). Under the Modernization Rules, estimated future net cash flows are calculated using end-of-period costs and an unweighted arithmetic average of commodity prices in effect on the first day of each of the previous 12 months, held flat for the life of the production, except where prices are defined by contractual arrangements.

Any excess of the net book value of proved oil and gas properties, less related deferred income taxes, over the ceiling is charged to expense and reflected as additional depletion, depreciation and amortization expense ("DD&A") in the accompanying statement of operations. Such limitations are tested quarterly. As of July 31, 2012, capitalized costs did not exceed the ceiling limitation, and no write-down was indicated.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

Silberstein Ungar PLLC, has audited our Financial Statements for the period June 13, 2012 (date of inception) to July 31, 2012 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the above period.

                                   MANAGEMENT

OFFICERS AND DIRECTOR

Our sole Officer and Director will serve until her successor is elected and qualified. Our officer was elected by the board of directors and serves until her successor(s) is duly elected and qualified, or until she is removed from office. The board of directors has no nominating, auditing or compensation committees.

Thomas Hynes, is our officer and director, and Nina Bijedic is our officer. The name, age and position of our officers and director are set forth below:

   Name                    Age                      Position(s)
   ----                    ---                      -----------

Thomas Hynes               54     President, Treasurer, Chief Executive Officer,
                                  Principal Financial Officer and Director

Nina Bijedic               41     Secretary

The persons named above have held their offices/positions since the inception of our company and are expected to hold her offices/positions until the next annual meeting of our stockholders.

BUSINESS EXPERIENCE

THOMAS HYNES, PRESIDENT, TREASURER, CHIEF EXECUTIVE OFFICER, PRINCIPAL FINANCIAL OFFICER AND DIRECTOR

Mr. Hynes is our sole director and one of our two officers. Mr. Hynes has served as such since our inception. Mr. Hynes has over twenty five years of leadership experience within the energy, mineral and financial industries, with a background in domestic and international oilfield well site services and gold mining/dredging operations.

Since November of 2008, Mr. Hynes has been the owner of KTH Oil & Gas Consulting, where he provides geological services including prospect evaluation and creation, well site supervision, and project management; specializing in Rocky Mountain geological regions including Powder River Basin and Crow Indian

Nation in Wyoming and Montana. Also since 2008, Mr. Hynes has been the Vice-President of Guffey Gold & Minerals Corporation where he was responsible for overseeing project development, fund raising, and expansion opportunities, supervising all field operations, property acquisition and evaluation, and maximizing production at existing operations. Currently involved in a joint venture operation in Guyana with an existing river dredging operator, the company is producing 450 ounces of gold per month.

From October 2006 to November 2009, Mr. Hynes was the Vice President of Field Operations for Golden Arrow Exploration & Bison Acid Service. At Golden Arrow, Mr. Hynes was responsible for supervising well site geological evaluation and oil and gas detection on multiple oil wells drilled on the Crow Indian Reservation, South of Billings, Montana. Wells were drilled to the Tensleep (Minnelusa) Formation for potential oil production, and other shallow gas formations were evaluated for natural gas production. From November 1990 to April 2009 Mr. Hynes was a Registered Representative at Northeast Securities in Denver, Colorado. At Northeast Securities Mr. Hynes raised capital for oil companies, airline leasing companies, entertainment companies, and high-tech companies. Additionally, he supervised the retail accounts of 300 investors, and several dozen stockbrokers with emphasis on suitability, compliance and production.

Mr. Hynes is qualified to sit on our board of directors due to his experience with oil and gas operations as well as his past work in raising capital and managing investments.


NINA BIJEDIC, SECRETARY

Nina Bijedic graduated from the Zagreb Engineering Faculty. Ms. Bijedic is a safety engineer by trade. From 1987 to 2005, he worked for INA (INA - Industrija nafte, or INA for short, is the national oil company of Croatia.) She worked there for 18 years monitoring systems, pumps and also worked as a controller for the finance department. The main INA company, INA d.d., is involved in exploration and production of oil and gas, deriving oil and the trade of oil and oil derivatives. The INA Group is the group of daughter-companies, including PROplin, which deals with liquefied petroleum gas, Crosco which deals in drilling & well services, STSI for technical services and Maziva-Zagreb which produces lubricants. INA also owns a stake in JANAF, the Adriatic oil pipeline. Nina Bijedic is currently self-employed. In 2005 she left INA to start her own consulting company Benjamin Stil d.o.o. Her company is registered as a consulting firm that provides both foreign and domestic services for safety engineering, brokerage and consulting and marketing research.

Mr. Bijedic is qualified to sit on our board of directors due to her experience with oil and gas operations.

Currently, Mr. Hynes spends approximately 25 hours a week on our affairs and Ms. Bijedic devotes approximately 15 hours per week on developing our business plan and developing marketing and capital raising materials.


OTHER DIRECTORSHIPS

Mr. Hynes does not and has not held over the past five years, any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

                              CONFLICTS OF INTEREST

Neither Mr. Hynes nor Ms. Bijedic is obligated to commit their full time and attention to our business and accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In that course of their other business activities they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which she owes a fiduciary duty. As a result they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

     *    the corporation could financially undertake the opportunity:
     *    the opportunity is within the corporation's line of business: and
     * it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

                      COMMITTEES OF THE BOARD OF DIRECTORS

Our director has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by our director. Because we do not have any independent directors, our board of directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our sole director established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our two directors and officers not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future.

While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

Mr. Hynes is not an "audit committee financial expert" within the meaning of
Item 401(e) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

     * understands generally accepted accounting principles and financial statements,
     * is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

     * has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,
     *    understands internal controls over financial reporting, and
     *    understands audit committee functions.

As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

                             EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our sole Officer and Director. No salaries are being paid at the present time, no salaries or other compensation were paid in cash, or otherwise, for services performed prior to our date of inception, and we do not anticipate that any compensation will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named officers for all services rendered in all capacities to us for the period from inception (June 13, 2012) through July 31, 2012.

                           SUMMARY COMPENSATION TABLE

                                                                   Non-Equity      Nonqualified
 Name and                                                          Incentive         Deferred
 Principal                                   Stock      Option        Plan         Compensation     All Other
 Position       Year   Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)   Earnings($)   Compensation($)  Totals($)
 --------       ----   ---------  --------  ---------  ---------  ---------------   -----------   ---------------  ---------
Thomas Hynes,   2012       0         0          0          0             0               0               0             0
President,
CEO, CFO

Nina Bijedic,   2012       0         0          0          0             0               0               0             0
Secretary

We have not paid any salaries to our officers or our director as of the date of this Prospectus. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and directors other than as described herein.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of July 31, 2012.

                                   Option Awards                                             Stock Awards
       -----------------------------------------------------------------   -------------------------------------------------
                                                                                                                     Equity
                                                                                                                    Incentive
                                                                                                        Equity        Plan
                                                                                                       Incentive     Awards:
                                                                                                         Plan       Market or
                                                                                                        Awards:      Payout
                                          Equity                                                       Number of    Value of
                                         Incentive                            Number                   Unearned     Unearned
                                        Plan Awards;                            of          Market      Shares,      Shares,
         Number of      Number of        Number of                            Shares       Value of    Units or     Units or
        Securities     Securities       Securities                           or Units     Shares or     Other         Other
        Underlying     Underlying       Underlying                           of Stock      Units of     Rights       Rights
        Unexercised    Unexercised      Unexercised    Option     Option       That       Stock That     That         That
         Options         Options         Unearned     Exercise  Expiration   Have Not      Have Not    Have Not     Have Not
Name   Exercisable(#) Unexercisable(#)   Options(#)    Price($)    Date      Vested(#)     Vested($)   Vested(#)    Vested(#)
----   -------------------------------   ----------    --------    ----      ---------     ---------   ---------    ---------
Thomas      --              --              --            --        --          --            --           --          --
Hynes

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

We have not adopted a stock option plan. We have no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for our officers and directors and may reserve up to 10% of our outstanding shares of common stock for that purpose.

OPTIONS GRANTS DURING THE LAST FISCAL YEAR / STOCK OPTION PLANS

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our Sole Director and Officer since our inception; accordingly, no stock options have been granted or exercised by our Sole Director and Officer since we were founded.

AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our officer or directors since our inception; accordingly, no stock options have been granted or exercised by our officer or directors since we were founded.

LONG-TERM INCENTIVE PLANS AND AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to our officer, directors or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer, directors or employees or consultants since we were founded.

COMPENSATION OF DIRECTORS

Our directors are not compensated by us for acting as such. They are reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which our directors are or will be compensated in the future for any services provided as a Director.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are no employment contracts or other contracts or arrangements with Mr. Hynes and Ms. BIjedic. There are no compensation plans or arrangements, including payments to be made by us, with respect to Mr. Hynes and Ms. Bijedic that would result from their resignation, retirement or any other termination. There are no arrangements for Directors, Officers or Employees that would result from a change-in-control.

INDEBTEDNESS OF DIRECTORS, SENIOR OFFICERS, EXECUTIVE OFFICERS AND OTHER MANAGEMENT

Neither our officer, directors nor any associate or affiliate of our company during the last two fiscal years are or have been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what her ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares. Unless otherwise provided for, the address of each beneficial owner is c/o our company at 6025 South Quebec Street, Suite 100, Centennial, CO, 80111.

                      Name and Address         Amount and Nature of   Percent of
Title of Class     of Beneficial Owner [1]     Beneficial Ownership    Class [2]
--------------     -----------------------     --------------------    ---------

Common Stock      Thomas Hynes                     17,000,000             63%

Common Stock      Nina Bijedic                     10,000,000             37%

                  All Officers and Directors
                  as a Group (2 persons)           27,000,000            100%

----------
[1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of their direct and indirect stock holdings. Mr. Hynes and Ms. Bijedic are the only "promoters" of our company. Mr. Hynes is our sole director and one of our officers. Ms. Bijedic is one of our two officers.
[2] Based on 27,000,000 shares issued and outstanding as of the date of this Prospectus.

CHANGE IN CONTROL

We are not aware of any arrangement that might result in a change in control of our company in the future.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On July 30, 2012 we issued 17,000,000 shares of restricted common stock to Thomas Hynes, our sole director and one of our two officers for consideration of $17,000. Also on July 30, 2012 we Issued 10,000,000 shares of restricted common stock to Nina Bijedic, an officer, for total consideration of $10,000.

There have been no other transactions since our audit date, July 31, 2012, or any currently proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.

DIRECTOR INDEPENDENCE

We do not currently have any independent directors. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

           DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                           REPORTS TO SECURITY HOLDERS

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through July 31, 2013, including a Form 10-K for the year ended July 31, 2013, assuming this registration statement is declared effective before that date. At or prior to July 31, 2013 we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 2,000 (maximum 500 non-accredited) shareholders and total assets of more than $10 million on July 31, 2013. If we do not file a registration statement on Form 8-A at or prior to July 31, 2013, we plan to continue as a reporting company, but will not be subject to the proxy statement requirements of the 1934 Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

                       WHERE YOU CAN FIND MORE INFORMATION

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

RECENT SALES OF UNREGISTERED SECURITIES

During the last three fiscal years we have had the following issuances of unregistered securities:

     * On July 30, 2012 we issued 17,000,000 shares of restricted common stock to Thomas Hynes, our sole director and one of our two officers for consideration of $17,000. These shares were issued without a prospectus in reliance on exemptions from registration found in
          Section 4(2) of the Securities Act of 1933, as amended.
     * Also on July 30, 2012 we issued 10,000,000 shares of restricted common stock to Nina Bijedic, an officer, for total consideration of $10,000. These shares were issued without a prospectus in reliance on exemptions from registration found in Regulation S of the Securities Act of 1933, as amended.

                              STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

                              FINANCIAL STATEMENTS

                             FREEDOM PETROLEUM, INC.

                         (AN EXPLORATION STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                  JULY 31, 2012


Report of Independent Registered Public Accounting Firm                    F-2

Balance Sheet as of July 31, 2012                                          F-3

Statement of Operations for the period from
June 13, 2012 (Date of Inception) through July 31, 2012                    F-4

Statement of Stockholders' Equity as of July 31, 2012                      F-5

Statement of Cash Flows for the period from
June 13, 2012 (Date of Inception) through July 31, 2012                    F-6

Notes to Financial Statements                                              F-7

Silberstein Ungar, PLLC CPAs and Business Advisors
--------------------------------------------------------------------------------
                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Freedom Petroleum, Inc.
Las Vegas, NV

We have audited the accompanying balance sheet of Freedom Petroleum, Inc., as of July 31, 2012, and the related statements of operations, stockholders' equity, and cash flows for the period from June 13, 2012 (date of inception) to July 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Freedom Petroleum, Inc., as of July 31, 2012 and the results of their operations and cash flows for the period from June 13, 2012 (date of inception) to July 31, 2012, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Freedom Petroleum, Inc. will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has incurred losses from operations and is in need of additional capital to grow its operations so that it can become profitable. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are described in Note 9. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Silberstein Ungar, PLLC
------------------------------------
Silberstein Ungar, PLLC
Bingham Farms, Michigan
September 5, 2012

                             FREEDOM PETROLEUM, INC.
                         (An Exploration Stage Company)
                                  BALANCE SHEET
                               AS OF JULY 31, 2012

                                                                         2012
                                                                       --------
ASSETS

Current Assets
  Cash and cash equivalents                                            $ 24,230
                                                                       --------

Total Current Assets                                                     24,230

Property and equipment
  Unproved oil and natural gas properties                                15,000
                                                                       --------

Total Assets                                                           $ 39,230
                                                                       ========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Accounts payable and accrued expenses                                $ 19,650
  Due to related party                                                      824
                                                                       --------

Total Current Liabilities                                                20,474
                                                                       --------
Stockholders' Equity
  Common stock, $0.0001 par value; 100,000,000 shares authorized,
   27,000,000 shares issued and outstanding                               2,700
  Preferred stock, $0.0001 par value; 20,000,000 shares authorized,
   0 shares issued and outstanding                                            0
  Additional paid-in capital                                             24,460
  Deficit accumulated during the exploration stage                       (8,404)
                                                                       --------

Total Stockholders' Equity                                               18,756
                                                                       --------

Total Liabilities and Stockholders' Equity                             $ 39,230
                                                                       ========


    The accompanying notes are an integral part of the financial statements.

                             FREEDOM PETROLEUM, INC.
                         (An Exploration Stage Company)
                             STATEMENT OF OPERATIONS
   FOR THE PERIOD FROM JUNE 13, 2012 (DATE OF INCEPTION) THROUGH JULY 31, 2012

                                                                Period From
                                                               June 13, 2012
                                                            (Date of Inception)
                                                                  through
                                                               July 31, 2012
                                                               -------------

GROSS REVENUES                                                  $          0

OPERATING EXPENSES
  General and administrative                                           3,354
  Professional fees                                                    4,250
  Website design                                                         800
                                                                ------------
TOTAL OPERATING EXPENSES                                               8,404
                                                                ------------

LOSS FROM OPERATIONS                                                  (8,404)

OTHER INCOME (EXPENSE)                                                     0
                                                                ------------

LOSS BEFORE PROVISION FOR INCOME TAXES                                (8,404)

PROVISION FOR INCOME TAXES                                                 0
                                                                ------------

NET LOSS                                                        $     (8,404)
                                                                ============

NET LOSS PER SHARE: BASIC AND DILUTED                           $      (0.00)
                                                                ============
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
BASIC AND DILUTED                                                 15,163,265
                                                                ============


   The accompanying notes are an integral part of these financial statements.

                             FREEDOM PETROLEUM, INC.
                         (An Exploration Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
   FOR THE PERIOD FROM JUNE 13, 2012 (DATE OF INCEPTION) THROUGH JULY 31, 2012

                                                                              Deficit
                                                                            Accumulated
                                                              Additional     during the        Total
                                        Common Stock           Paid in      Exploration    Stockholders'
                                   Shares         Amount       Capital         Stage          Equity
                                   ------         ------       -------         -----          ------
Inception, June 13, 2012                 --      $    --      $     --       $     --        $     --

Stock issued for cash            27,000,000        2,700        24,460             --          27,160

Net loss for the period ended
July 31, 2012                            --           --            --         (8,404)         (8,404)
                                 ----------      -------      --------       --------        --------

Balance, July 31, 2012           27,000,000      $ 2,700      $ 24,460       $ (8,404)       $ 18,756
                                 ==========      =======      ========       ========        ========


   The accompanying notes are an integral part of these financial statements.

                             FREEDOM PETROLEUM, INC.
                         (An Exploration Stage Company)
                             STATEMENT OF CASH FLOWS
   FOR THE PERIOD FROM JUNE 13, 2012 (DATE OF INCEPTION) THROUGH JULY 31, 2012

                                                                Period From
                                                               June 13, 2012
                                                            (Date of Inception)
                                                                  through
                                                               July 31, 2012
                                                               -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                        $ (8,404)
  Adjustments to Reconcile Net Loss to Net
   Cash Provided by Operating Activities
  Change in operating assets & liabilities
    Increase in accounts payable and accrued expenses              19,650
    Increase in due to related party                                  824
                                                                 --------
Net Cash Provided by Operating Activities                          12,070
                                                                 --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of unproved oil and gas properties                  (15,000)
                                                                 --------
Net Cash Used in Investing Activities                             (15,000)
                                                                 --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                           27,160
                                                                 --------
Net Cash Provided by Financing Activities                          27,160
                                                                 --------

Net Increase in Cash and Cash Equivalents                          24,230

Cash and cash equivalents, beginning of the period                      0
                                                                 --------

Cash and cash equivalents, end of the period                     $ 24,230
                                                                 ========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for income taxes                                     $      0
                                                                 ========
  Cash paid for interest                                         $      0
                                                                 ========


   The accompanying notes are an integral part of these financial statements.

                             FREEDOM PETROLEUM, INC.
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2012


NOTE 1 - GENERAL ORGANIZATION AND BUSINESS

Freedom Petroleum, Inc. ("the Company") was incorporated under the laws of the State of Nevada, U.S. on June 13, 2012. The Company is in the exploration stage as defined under Accounting Standards Codification ("ASC 915") and it intends to engage in the exploration and development of oil and gas properties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

BASIS OF PRESENTATION
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in U.S. dollars. The Company's fiscal year end is July 31, 2012.

BASIS OF ACCOUNTING
The accompanying financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and are presented in U.S. dollars. The Company is currently an exploration stage enterprise. An exploration stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from. All losses accumulated since the inception of the business have been considered as part of its exploration stage activities.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

CASH AND CASH EQUIVALENTS
Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. The Company had $24,230 of cash at July 31, 2012.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The Company's financial instrument consists of cash, accounts payable and accrued expenses, and an amount due to a related party. The carrying amounts of these financial instruments approximate fair value due either to length of maturity or interest rates that approximate prevailing rates unless otherwise disclosed in these financial statements.

REVENUE RECOGNITION
The Company has yet to realize revenues from operations and is still in the exploration stage. The Company will recognize revenue when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is reasonably assured.

                             FREEDOM PETROLEUM, INC.
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2012


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES (CONTINUED)

OIL AND GAS PROPERTIES
The Company uses the full cost method of accounting for oil and natural gas properties. Under this method, all acquisition, exploration and development costs, including certain payroll, asset retirement costs, other internal costs, and interest incurred for the purpose of finding oil and natural gas reserves, are capitalized. Internal costs that are capitalized are directly attributable to acquisition, exploration and development activities and do not include costs related to production, general corporate overhead or similar activities. Costs associated with production and general corporate activities are expensed in the period incurred. Proceeds from the sale of oil and natural gas properties are applied to reduce the capitalized costs of oil and natural gas properties unless the sale would significantly alter the relationship between capitalized costs and proved reserves, in which case a gain or loss is recognized.

Capitalized costs associated with impaired properties and capitalized costs related to properties having proved reserves, plus the estimated future development costs, and asset retirement costs under ASC 410 "Asset Retirement and Environmental Obligations", are amortized using the unit-of-production method based on proved reserves. Capitalized costs of oil and natural gas properties, net of accumulated amortization and deferred income taxes, are limited to the total of estimated future net cash flows from proved oil and natural gas reserves, discounted at ten percent, plus the cost of unevaluated properties.

There are many factors, including global events that may influence the production, processing, marketing and price of oil and natural gas. A reduction in the valuation of oil and natural gas properties resulting from declining prices or production could adversely impact depletion rates and capitalized cost limitations. Capitalized costs associated with properties that have not been evaluated through drilling or seismic analysis are excluded from the unit-of-production amortization. Exclusions are adjusted annually based on drilling results and interpretative analysis.

Sales of oil and natural gas properties are accounted for as adjustments to the net full cost pool with no gain or loss recognized, unless the adjustment would significantly alter the relationship between capitalized costs and proved reserves. If it is determined that the relationship is significantly altered, the corresponding gain or loss will be recognized in the statements of operations.

Costs of oil and gas properties are amortized using the units of production method.

CEILING TEST: Under the full cost method of accounting, the net book value of oil and gas properties, less related deferred income taxes, may not exceed a calculated "ceiling". The ceiling limitation is the estimated after-tax future net cash flows from proved oil and gas reserves, discounted at 10 percent per annum and adjusted for cash flow hedges. Estimated future net cash flows exclude future cash outflows associated with settling accrued asset retirement obligations. The Company has adopted U.S. Securities and Exchange Commission ("SEC") Release 33-8995 and the amendments to ASC 932, "Extractive Industries - Oil and Gas" (the Modernization Rules). Under the Modernization Rules, estimated future net cash flows are calculated using end-of-period costs and an unweighted arithmetic average of commodity prices in effect on the first day of each of the previous 12 months, held flat for the life of production, except where prices are defined by contractual arrangements.

Any excess of the net book value of proved oil and gas properties, less related deferred income taxes, over the ceiling is charged to expense and reflected as additional depletion, depreciation and amortization expense ("DD&A") in the accompanying statement of operations. Such limitations are tested quarterly. As of July 31, 2012, capitalized costs did not exceed the ceiling limitation, and no write-down was indicated.

                             FREEDOM PETROLEUM, INC.
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2012


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES (CONTINUED)

STOCK-BASED COMPENSATION
The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, COMPENSATION - STOCK COMPENSATION which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered. There has been no stock-based compensation issued to employees.

The Company follows ASC Topic 505-50, formerly EITF 96-18, "ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING GOODS AND SERVICES," for stock options and warrants issued to consultants and other non-employees. In accordance with ASC Topic 505-50, these stock options and warrants issued as compensation for services provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair market value of the option or warrant, whichever can be more clearly determined. There has been no stock-based compensation issued to non-employees.

INCOME TAXES
The Company provides for income taxes using an asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of July 31, 2012.

RECENT ACCOUNTING PRONOUNCEMENTS
The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 3 - DUE TO RELATED PARTY

A related party loaned funds to the Company to pay certain expenses prior to the opening of the Company's bank account. The loan is unsecured, non-interest bearing, and has no specific terms of repayment. As of July 31, 2012 the balance of this loan is $824.

                             FREEDOM PETROLEUM, INC.
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2012


NOTE 4 - OIL AND MINERAL LEASES

On July 23, 2012, the Company purchased a lease from an unrelated third party consisting of approximately 624 net acres in Lewis and Clark County, Montana for a total purchase price of $15,000. In addition, annual rental payments of $937 are due to the State of Montana starting June 5, 2013 through June 5, 2022.

Minimum annual rental payments total $8,434 for the nine-year term. The lease can be extended after June 5, 2022 so long as oil and gas in paying quantities are produced from the land. The Company has not incurred any exploration or development costs in connection with this lease.

NOTE 5 - CAPITAL STOCK

The authorized capital of the Company is 100,000,000 common shares with a par value of $0.0001 per share and 20,000,000 preferred shares with a par value of $0.0001.

During the period ended July 31, 2012, the Company issued 27,000,000 shares of common stock at a price of approximately $0.001 per share for total cash proceeds of $27,160.

There were 27,000,000 shares of common stock issued and outstanding as of July 31, 2012. There were no shares of preferred stock issued and outstanding as of July 31, 2012.

NOTE 6 - INCOME TAXES

For the period ended July 31, 2012, the Company has incurred a net loss and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $8,404 at July 31, 2012, and will expire beginning in the year 2032.

The provision for Federal income tax consists of the following for the period ended July 31, 2012:

                                                                      2012
                                                                    --------
Federal income tax benefit attributable to:
  Current operations                                                $  2,857
  Less: valuation allowance                                           (2,857)
                                                                    --------
Net provision for Federal income taxes                              $      0
                                                                    ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows as of July 31, 2012:

                                                                      2012
                                                                    --------

Deferred tax asset attributable to:
  Net operating loss carryover                                      $  2,857
  Less: valuation allowance                                           (2,857)
                                                                    --------
Net deferred tax asset                                              $      0
                                                                    ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry-forwards of $8,404 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry-forwards may be limited as to use in future years.

                             FREEDOM PETROLEUM, INC.
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2012


NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 8 - ENVIRONMENTAL AND OTHER CONTINGENCIES

The Company's operations and earnings may be affected by various forms of governmental action in the United States. Examples of such governmental action include, but are by no means limited to: tax increases and retroactive tax claims; royalty and revenue sharing increases; import and export controls; price controls; currency controls; allocation of supplies of crude oil and petroleum products and other goods; expropriation of property; restrictions and preferences affecting the issuance of oil and gas or mineral leases; restrictions on drilling and/or production; laws and regulations intended for the promotion of safety and the protection and/or remediation of the environment; governmental support for other forms of energy; and laws and regulations affecting the Company's relationships with employees, suppliers, customers, stockholders and others. Because governmental actions are often motivated by political considerations and may be taken without full consideration of their consequences, and may be taken in response to actions of other governments, it is not practical to attempt to predict the likelihood of such actions, the form the actions may take or the effect such actions may have on the Company.

Companies in the oil and gas industry are subject to numerous federal, state, and local regulations dealing with the environment. Violation of federal or state environmental laws, regulations and permits can result in the imposition of significant civil and criminal penalties, injunctions and construction bans or delays. A discharge of hazardous substances into the environment could, to the extent such event is not insured, subject the Company to substantial expense, including both the cost to comply with applicable regulations and claims by neighboring landowners and other third parties for any personal injury and property damage that might result.

The Company currently leases a property at which hazardous substances could have been or are being handled. In addition, many of these properties have been operated by third parties whose treatment and disposal or release of hydrocarbons or other wastes were not under the Company's control. Under existing laws, the Company could be required to remove or remediate previously disposed wastes (including wastes disposed of or released by prior owners or operators), to clean up contaminated property (including contaminated groundwater) or to perform remedial plugging operations to prevent future contamination. The Company is investigating the extent of any such liability and the availability of applicable defenses and believes the costs related to these sites will not have a material adverse effect on the Company's net income, financial condition or liquidity in a future period.

The Company's liability for remedial obligations includes certain amounts that are based on anticipated regulatory approval for proposed remediation of former refinery waste sites. Although regulatory authorities may require more costly alternatives than the proposed processes, the cost of such potential alternative processes is not expected to be a material amount. Certain environmental expenditures are likely to be recovered by the Company from other sources, primarily environmental funds maintained by certain states. Since no assurance can be given that future recoveries from other sources will occur, the Company has not recorded a benefit for likely recoveries.

                             FREEDOM PETROLEUM, INC.
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2012


NOTE 8 - ENVIRONMENTAL AND OTHER CONTINGENCIES (CONTINUED)

There is the possibility that environmental expenditures could be required at currently unidentified sites, and new or revised regulations could require additional expenditures at known sites. However, based on information currently available to the Company, the amount of future remediation costs incurred at known or currently unidentified sites is not expected to have a material adverse effect on the Company's future net income, cash flows or liquidity. The Company has recorded $0 for its estimated asset retirement obligations as of July 31, 2012.

NOTE 9 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $8,404 as of July 31, 2012 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 10 - SUBSEQUENT EVENTS

On September 4, 2012, the Company entered into an informal agreement with an unrelated third party to lease office space on a month to month basis at $300 per month.

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to July 31, 2012 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements other than the events described above.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which she may incur in her capacity as such, is as follows:

     * Article VII of our Bylaws, filed as Exhibit 3.2 to this Registration Statement; and

     *    Chapter 78 of the Nevada Revised Statutes (the "NRS").

NEVADA REVISED STATUTES

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

"Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270,
668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in their capacity as a director or officer unless it is proven that:

     (a) her act or failure to act constituted a breach of her fiduciary duties as a director or officer; and

     (b) her breach of those duties involved intentional misconduct, fraud or a knowing violation of law."

Section 78.5702 of the NRS provides as follows:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by her in connection with the action, suit or proceeding if she:

     (a)  is not liable pursuant to NRS 78.138; or

     (b) acted in good faith and in a manner which she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by her in connection with the defense or settlement of the action or suit if she:

     (a)  is not liable pursuant to NRS 78.138; or

     (b) acted in good faith and in a manner which she reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify her against expenses, including attorneys' fees, actually and reasonably incurred by her in connection with the defense.

OUR BYLAWS

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

Securities and Exchange Commission registration fee................    $      6
Printing Fees......................................................    $    494
Accounting fees and expenses.......................................    $  5,000
Legal fees and expenses............................................    $  7,500
                                                                       --------
TOTAL..............................................................    $ 13,000
                                                                       ========

                                    EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.


Exhibit No.                   Document Description
-----------                   --------------------

   3.1         Articles of Incorporation of Freedom Petroleum Inc. (1)
   3.2         Bylaws of Freedom Petroleum Inc. (1)
   4.1         Form of Stock Certificate (1)
   5.1         Opinion of Counsel
  10.1         Lease Purchase Agreement (1)
  23.1         Consent of Accountants
  23.2         Consent of Counsel (included in Exhibit 5.1)

----------
(1) Included by reference to our Registration Statement on Form S-1 filed on September 24, 2012.

                                  UNDERTAKINGS

The registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

     (iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Centennial, Colorado on November 19, 2012.


FREEDOM PETROLEUM INC.


By: /s/ Thomas Hynes
   --------------------------------------
   Thomas Hynes,
   President, Chief Executive
   Officer, Chief Financial Officer,
   Principal Accounting Officer,
   Treasurer, Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.


     Signatures                              Title                                 Date
     ----------                              -----                                 ----


/s/ Thomas Hynes                 President, Chief Executive Officer,        November 19, 2012
---------------------------      Chief Financial Officer, Principal
Thomas Hynes                     Accounting Officer, Treasurer, Director